POWER OF ATTORNEY

The undersigned constitutes and appoints each of JONATHAN A. OLSOFF, PATRICK McCLYMONT, JEROME S. KASDAN, SUSAN LOWRY and ROYCE MAKIL acting or signing individually, as the undersigned’s true and lawful attorney-in-fact to:

(1)	Execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer or director of SOTHEBY’S, a Delaware corporation (the “Company”), Forms 3, 4 and 5, and any amendments to any such form, pursuant to Section 16(a) of the Securities Exchange Act of 1934 (together with the rules promulgated thereunder, “Section 16 of the Act”);

(2)	Do and perform any acts for and on the undersigned’s behalf that may be necessary or desirable to complete and execute any Form 3, 4 or 5 or amendment to any such form and timely file such form or amendment with the United States Securities and Exchange Commission, any stock exchange or other similar authorities; and

(3)	Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned.

The undersigned further empowers each attorney-in-fact under this Power of Attorney to determine in such individual’s discretion the form and contents of the above-described documents.

The undersigned grants to each such attorney-in-fact full power and authority to do and perform any act or thing requisite, necessary or proper to be done in the exercise of any of the rights and powers granted in this Power of Attorney, as fully as if the undersigned might or could, if personally present, perform such act or thing, with full power of substitution or revocation.  The undersigned further ratifies and confirms all that such attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers granted herein.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Act.

This Power of Attorney will remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

The delivery by facsimile of this manually signed Power of Attorney will have the same force and effect as the delivery of an original, manually signed Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 1st day of April, 2015.

/s/ Thomas S. Smith, Jr.
Signature

Thomas S. Smith, Jr.
Print Name